As filed with the Securities and Exchange Commission on August 24, 2000
                                                 Registration No. 333-

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.    20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


     California                                  95-2920557
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)              Identification Number)

  700 East Bonita Avenue                            91767
    Pomona, California                             (Zip Code)
(Address of principal executive offices)

                                 ------------

                       1996 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 ------------

                               JAMES C. LOCKWOOD
                                Vice President
                     Keystone Automotive Industries, Inc.
                            700 East Bonita Avenue
                           Pomona, California  91767
                    (Name and address of agent for service)

                                (909) 624-8041
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
     Title of                               Proposed maximum      Proposed maximum
 securities to be       Amount to be       offering price per    aggregate offering         Amount of
    registered         registered (1)           share (2)               price           registration fee
----------------------------------------------------------------------------------------------------------
Common Stock               1,100,000                 $5.31            $5,841,000             $1,543.00
----------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options and the grant of certain other awards under the 1996 Employee Stock Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the last sale price of the Common Stock as reported on the Nasdaq National Market System on August 21, 2000.
--------------------------------------------------------------------------------

                                    PART I

             Information Required in the Section 10(a) Prospectus


     This Registration Statement is being filed pursuant to General Instruction E to Form S-8. The contents of Registration Statements No.s 333-24047 and 333-57799 pertaining to Keystone Automotive Industries, Inc.'s (the "Registrant") 1996 Employee Stock Incentive Plan, as amended, are incorporated herein by reference.



                                    PART II

              Information Required in the Registration Statement

     The Registrant hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 1,100,000 shares (the "Shares") of the Registrant's Common Stock for issuance pursuant to the Registrant's 1996 Employee Stock Incentive Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a resut of the adjustment provisions thereof, pursuant to General Instruction E to Form S-8. The Shares are in addition to 1,100,000 shares of the Registrant's Common Stock registered on Registration Statements on Form S-8 filed with and declared effective by the Securities and Exchange Commission. The Plan covers an aggregate of 2,200,000 shares of Registrant's Common Stock.



Item 8.  Exhibits.
         --------


Exhibit
Number    Description
------    -----------
5.1       Opinion of James C. Lockwood, Esq.
23.2      Consent of Ernst & Young LLP, Independent Auditors

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on August 23, 2000.


                              KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                              By:  /s/ Charles J. Hogarty
                                ------------------------------------------
                                       Charles J. Hogarty, President and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                  Title                                      Date
          ---------                                  -----                                      ----
 /s/ Charles J. Hogarty         President, Chief Executive Officer and Director            August 23, 2000
-----------------------------   (Principal Executive Officer)
     Charles J. Hogarty

 /s/ John M. Palumbo            Vice President, Treasurer  and Chief Financial Officer     August 23, 2000
-----------------------------   (Principal Financial and Accounting Officer)
     John M. Palumbo

 /s/ Ronald G. Brown            Director                                                   August 23, 2000
-----------------------------
     Ronald G. Brown

 /s/ Timothy C. McQuay          Director                                                   August 23, 2000
-----------------------------
     Timothy C. McQuay

 /s/ Al A. Ronco                Director                                                   August 23, 2000
-----------------------------
     Al A. Ronco

 /s/ George E. Seebart          Director                                                   August 23, 2000
-----------------------------
     George E. Seebart

 /s/ A. Jayson Adair            Director                                                   August 23, 2000
-----------------------------
     A. Jayson Adair

 /s/ Ronald G. Foster           Director                                                   August 23, 2000
-----------------------------
     Ronald G. Foster

 /s/ Keith Thompson             Director                                                   August 23, 2000
-----------------------------
     Keith Thompson